(logo) LNR

           Partners, LLC

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the "Special Servicer"), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.       A review of the activities performed by the Special Servicer during the period commencing on January 1, 2017 and ending on December 31, 2017 (or any other shorter period set forth on Schedule I hereto) (the "Reporting Period"), and of the Special Servicer's performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.       To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,

a Florida limited liability company

By: /s/ Job Warshaw

Job Warshaw

President

Dated: February 20, 2018

1601 Washington Avenue · Suite 700 · Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 · Fax: (305) 695-5601

Schedule I
WFCM 2017-C39
Wells Fargo Commercial Mortgage Trust 2017-C39, Commercial Mortgage Pass-Through Certificates, Series 2017-C39
Fitch Ratings, Inc.
33 Whitehall Street Attention: Commercial Mortgaged Surveillance
New York NY 10004 General Contact
Kroll Bond Rating Agency, Inc. 845 Third Avnue, 4th Floor Attention: CMBS Surveillance New York NY 10022 Moody's Investors Service, Inc.
7 World Trade Center 250 Greenwich Street Attn: Commercial Mortgage Surveillance Group
New York NY 10007
Wells Fargo Commercial Mortgage Securities, Inc.
c/o Wells Fargo Securities, LLC 375 Park Avenue, 2nd Floor J0127-023
New York NY 10152
A.J. Sfarra
Wells Fargo Commercial Mortgage Securities, Inc.
Wells Fargo Law Department D1053-300 301 South College St.,
Charlotte NC 28288 Jeff D. Blake

Wilmington Trust, National Association Global Capital Markets Structured Finance 1100 N. Market Street- 5th Floor Wilmington DE 19890 Beverly D. Capers

  Wilmington Trust, National Association

  1100 North Market Street

  Wilmington DE 19890

  Group